UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/23/2007

Genaera Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19651

DE	13-3445668
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5110 Campus Drive, Plymouth Meeting, PA 19462
(Address of principal executive offices, including zip code)

610.941.4020
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On October 23, 2007, Genaera Corporation (the "Company") issued a press release announcing the presentation of data from its dose-escalating Phase 1 clinical trial of trodusquemine, the Company's product candidate for the treatment of obesity, at the North American Association for the Study of Obesity Annual Meeting. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On October 23, 2007, the Company issued a press release announcing the presentation of preclinical data on its Phase 1 product candidate for obesity, trodusquemine, at the North American Association for the Study of Obesity Annual Meeting. A copy of the Company's press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)      Exhibits
Exhibit Number   Description

99.1        Press release of the Company dated October 23, 2007 - "Genaera Corporation Presents Phase 1 Data for Trodusquemine (MSI-1436) at the North American Association for the Study of Obesity Annual Meeting."

99.2        Press release of the Company dated October 23, 2007 - "Genaera Corporation Presents Preclinical Trodusquemine (MSI-1436) Data at the North American Association for the Study of Obesity Annual Meeting."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genaera Corporation

Date: October 23, 2007	By:	/s/ Leanne M. Kelly
Leanne M. Kelly
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1
Press release of the Company dated October 23, 2007 - "Genaera Corporation Presents Phase 1 Data for Trodusquemine (MSI-1436) at the North American Association for the Study of Obesity Annual Meeting."

EX-99.2
Press release of the Company dated October 23, 2007 - "Genaera Corporation Presents Preclinical Trodusquemine (MSI-1436) Data at the North American Association for the Study of Obesity Annual Meeting."